                                                                                                    Exhibit (10)(d)(1)

MANAGEMENT STOCKHOLDER’S AGREEMENT

This MANAGEMENT STOCKHOLDER’S AGREEMENT (this “Agreement”), dated as of November 16, 2007, is by and among Alltel Corporation (“Alltel”), Atlantis Holdings LLC (the “Parent”, and together with Alltel, the “Company”) and Scott T. Ford (the “Management Stockholder”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan (as defined below), except as provided in Section 3(d) below.

WHEREAS, in connection with the acquisition by the Majority Stockholders of an interest in Alltel, the Management Stockholder purchased or otherwise acquired shares of Common Stock and Options in consideration for the payment of cash or in exchange for options or shares of common stock of Alltel previously acquired by him (the “Invested Equity”);

WHEREAS, immediately following the closing of such acquisition, the Common Stock will be the only class of equity of Alltel then outstanding;

WHEREAS, the Management Stockholder has been and may in the future be granted additional Options pursuant to the Alltel Corporation Management Equity Incentive Plan (the “Plan”); and

WHEREAS, as a condition to the transfer of any interest in shares of Common Stock by Alltel to the Management Stockholder, the Management Stockholder is required to execute this Agreement; and

WHEREAS, the Management Stockholder, the Majority Stockholders and the Company desire to enter into this Agreement and to have this Agreement apply to all shares of Common Stock acquired or to be acquired by the Management Stockholder from whatever source, now or in the future (in the aggregate, the “Shares”).

NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. Investment.  The Management Stockholder represents that the Shares are being acquired for investment and not with a view toward the distribution thereof.

2. Issuance of Shares.  The Management Stockholder acknowledges and agrees that all Shares will be held in book-entry form unless otherwise determined by Alltel.  If physical certificates representing the ownership of Shares are issued, then each such certificate shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement) and shall be held in custody by Alltel for the benefit of the Management Stockholder:

The shares represented by this certificate are subject to the terms and conditions of the Management Stockholder’s Agreement dated as of November 16, 2007 and may not be transferred (including, but not limited to, by means of a gift or testamentary transfer), sold, assigned, pledged, hypothecated or encumbered, except as may be permitted by the aforesaid Agreement.  A copy of the Management Stockholder’s Agreement may be obtained from the Secretary of the Company.

The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares have been acquired for investment and may not be transferred (including, but not limited to, by means of a gift or testamentary transfer), sold, assigned, pledged, or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under said Act.

Upon the termination of this Agreement, or upon registration of Shares under the Securities Act, the Management Stockholder shall have the right to exchange any certificate containing the above legend (i) in the case of the registration of Shares, for certificates representing ownership of such Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for certificates representing ownership of Shares legended only with the second paragraph described above.  At such time as neither legend is applicable, the Management Stockholder shall have the right to exchange certificates representing ownership of Shares that have been legended as set forth herein for certificates that are un-legended.

3. Transfer of Shares; Call Rights; Put Right.

(a) Transfer Restrictions.  The Management Stockholder agrees that he or she will not cause or permit the Shares or his or her interest in the Shares to be transferred (including, but not limited to, by means of a gift or testamentary transfer), sold, assigned, pledged, hypothecated or encumbered except as expressly permitted by Section 3 or 4 of this Agreement.  Notwithstanding the foregoing, Shares owned by the Management Stockholder may be transferred (i) on the Management Stockholder’s death by bequest or inheritance to the Management Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) subject to the prior written approval (which shall not be unreasonably withheld or delayed) by Alltel’s Board of Directors (the “Board”), and compliance with all applicable tax, securities and other laws, to any corporation, limited liability company, partnership, trust, or custodianship, the stockholders, members, beneficiaries or general or limited partners of which may include only (a) the Management Stockholder, (b) the Management Stockholder’s spouse or the Management Stockholder’s lineal descendants (whether natural or adopted), sibling or parent, (c) the persons listed in clause (i) above or (d) any combination of the foregoing, (iii) as contemplated by Section 4.10 of the Plan in connection with net-physical settlement of an Option; (iv) in accordance with Section 4 of this Agreement and (v) upon the prior written approval of the Board or a committee thereof (each such Person to which Shares may be transferred, a “Transferee”), subject in any such case to the agreement by each Transferee (other than the Company or as otherwise permitted by the Company) in writing to be bound by the terms of this Agreement as if such Transferee had been an original signatory hereto; and provided in any such case other than transfers made pursuant to clause (v) above, that no such transfer that would cause Alltel to be required to register the Common Stock under Section 12(g) of the Exchange Act shall be permitted.

(b) Call Rights.  Alltel (or its designated assignee) shall have the right to call Shares on the terms and conditions set forth herein:

(i)  With respect to the Management Stockholder, Alltel (or its designated assignee) shall have the right (the “Call Right”), if the employment of the Management Stockholder with the Company terminates, during the ninety-day period following the later to occur of (x) the termination of the Management Stockholder’s employment for any reason and (y) with respect to any particular Shares, the date on which the Management Stockholder (including the period any Transferee of the Management Stockholder held such shares) has held such Shares for at least six (6) months, to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or Transferee shall sell to Alltel (or its designated assignee), all or any portion of the Shares held by the Management Stockholder and his or her Transferees as of the date as of which such right is exercised.  The price per Share to be paid in such purchase and sale shall be (x) except as provided in clause (y) below, a per Share price equal to the Fair Market Value of a share of Common Stock as of the date on which such right is exercised or (y) in the event the Management Stockholder’s Employment is terminated for Cause or the Management Stockholder Competes (as defined below) following the Management Stockholder’s voluntary resignation without Good Reason, the price per Share with respect to all Shares other than Invested Equity (including as Invested Equity for this purpose Shares acquired through the exercise of Options which are Invested Equity) shall be the lesser of (i) Fair Market Value of a share of Common Stock and (ii) the price paid, if any, by the Management Stockholder for such Shares (the “Bad Leaver Price”).  The Call Right may be exercised in portions on two or more exercise dates.

(ii)  Alltel (or its designated assignee) shall exercise the Call Right by delivering to the Management Stockholder or Transferee, as applicable, a written notice specifying its intent to purchase specific Shares held by the Management Stockholder or Transferee (the “Call Notice”), the date as of which such right is to be exercised and the number of Shares to be purchased.  Purchase and sale shall occur on such date as shall be specified in the Call Notice, which date shall not be later than sixty (60) days after the Management Stockholder’s receipt of the Call Notice; provided that the Company may delay any such payment to the extent  such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by Alltel or any of its Affiliates and in effect on such date (hereinafter a “Financing Agreement).  In the event all or a portion of the payment of the purchase price is delayed as a result of a restriction imposed by a

Financing Agreement as provided above, such payment shall be made no later than two years after the date the Company’s purchase right is exercised in accordance with this Section 3(b) or, if earlier, as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the period from the date on which the purchase price would have been paid but for the delay in payment provided herein to the date on which such payment is made (the “Delay Period”), calculated at LIBOR plus 275 basis points.  Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Plan), the obligation to pay the purchase price (plus accrued interest) shall accelerate to the Change of Control.

(iii)  For purposes of this Agreement, with respect to the Management Stockholder, the term “Compete” means (i) directly or indirectly, whether or not for compensation, participates in the ownership, management, operation or control of any Competitor (as defined below) or is employed by any Competitor or performs consulting services for any Competitor or (ii) solicits for employment or participates in the hiring of any person who, during the preceding six months, was an employee of Alltel or its Affiliates at the level of Vice President or above, in either case prior to the first anniversary of the Management Stockholder’s termination of Employment.  For purposes of this Agreement, a “Competitor” is any corporation, firm, partnership, proprietorship or other entity that engages in the business of wireless telecommunications in the United States.  Notwithstanding the foregoing, “Competition” shall not include ownership of less than 5 percent of the publicly-traded securities of any Competitor.  No Management Stockholder shall be deemed to have Competed unless he or shall have been notified in advance by Alltel of the activities that Alltel considered to be Competitive and provided with a reasonable opportunity to cure or refrain from the alleged Competition.  In the event that Alltel has exercised a Call Right with respect to Shares allocable to the Management Stockholder, and the Employment of the Management Stockholder is thereafter terminated for Cause or the Management Stockholder Competes, if the price paid in connection with the purchase contemplated thereby was not the Bad Leaver Price, then the Management Stockholder shall be obligated to deliver to the Company, within five (5) days after written notice thereof, the excess, if any, of the price per Share paid by the Company over the Bad Leaver Price , less any net taxes paid or payable by the Management Stockholder in respect of such excess after taking into account any available deductions in respect of such repayment.

(c) Put Right.  The Management Stockholder (and his Transferees) shall have the right to put Shares on the terms and conditions set forth herein:

(i)  If the employment of the Management Stockholder with the Company terminates by reason of the Management Stockholder’s death, Disability, termination by the Company without Cause or termination by the Management Stockholder for Good

Reason, then the Management Stockholder and his Transferees shall, during the ninety-day period following the later to occur of (x) the termination of the Management Stockholder’s employment and (y) with respect to any particular Shares, the date on which the Management Stockholder (including the period any Transferee of the Management Stockholder held such shares) has held such Shares for at least six (6) months, have the right to sell to Alltel (the “Put Right”), and upon the exercise of such right Alltel shall have the obligation to purchase, all or any portion of the Putable Shares (as defined below).  The Put Right may be exercised in portions on two or more exercise dates.  The term “Putable Shares” means 50% of the Shares constituting part of the Invested Equity held by the Management Stockholder and his or her Transferees as of the date as of which the Put Right is exercised and 50% of the Rollover Options and Shares acquired pursuant to the exercise of Rollover Options.  The price per Share to be paid in such purchase and sale shall be a per Share price equal to the Fair Market Value of a share of Common Stock as of the date on which such right is exercised and the price per Rollover Option to be paid in such purchase and shall be the excess of such Fair Market Value over the Exercise Price of such Rollover Option.

(ii)  The Management Stockholder (and his Transferees) shall exercise the Put Right by delivering to Alltel a written notice specifying his intent to sell specific Shares or Rollover Options held by the Management Stockholder or Transferee (the “Put Notice”), the date as of which such right is to be exercised and the number of Shares and Rollover Options to be sold.  Purchase and sale shall occur on such date as shall be specified in the Put Notice, which date shall not be later than sixty (60) days after Alltel’s receipt of the Put Notice;provided that Alltel may delay any such payment to the extent such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement.  In the event all or a portion of the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, such payment shall be made no later than two years after the date that the Put Right is exercised in accordance with this Section 3(c) or, if earlier, as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the Delay Period, calculated at LIBOR plus 275 basis points.  Notwithstanding the foregoing, in the event of a Change in Control, the obligation to pay the purchase price (plus accrued interest) shall accelerate to the Change of Control.

(d) For purposes of this Section 3, the term “Fair Market Value” shall have the meaning ascribed to such term in the Plan, except that prior to the existence of a Public Market for the Common Stock, if the most recent date as of which Fair Market Value was determined is more than six months prior to the date as of which a Call Right or the Put Right is proposed to be exercised, then at the request or determination of either the Management Stockholder or the Company, Fair Market Value shall be redetermined as of a date as close as reasonably practical to the date of such proposed exercise.

4.  Certain Additional Rights.

(a) Drag Along Rights.  If (i) either of the Majority Stockholders and its Permitted Transferees (as defined below) or (ii) the Majority Stockholders and their Permitted Transferees (in either such case, collectively, the “Selling Stockholder”), desire to dispose, directly or indirectly, in a single transaction or a series of related transactions, of (x) all of their interest in Alltel or (y) at least twenty-five percent of the issued and outstanding shares of Common Stock or securities representing at least twenty-five percent of the voting power of Alltel, in either case to a good faith purchaser (a “Purchaser”) (other than any other investment partnership, limited liability company or other entity established for investment purposes and controlled by one or more of the members or the principals of the Majority Stockholders, a “Permitted Transferee”) and such Purchaser desires to acquire such interest upon such terms and conditions as agreed to with the Selling Stockholder, the Management Stockholder (and his or her Transferee, collectively) agrees to sell a portion (including all) of his or her Shares equal to the number of Shares owned by the Management Stockholder (and his or her Transferee) multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock proposed to be transferred by the Selling Stockholder, and the denominator of which is the aggregate number of shares of Common Stock held by the Selling Stockholder, to such Purchaser (or to vote all of his or her Shares entitled to vote in favor of any merger or other transaction which would effect a sale of such shares of Common Stock) at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Selling Stockholder.  In such case, the Selling Stockholder shall give written notice of such sale to the Management Stockholder (and his or her Transferee) at least fifteen (15) days prior to the consummation of such sale, setting forth (i) the consideration to be received in the transaction, (ii) the identity of the Purchaser, (iii) any other material items and conditions of the proposed transfer and (iv) the date of the proposed transfer.

(b) Tag Along Rights.

(i) Subject to paragraph (iv) of this Section 4(b), if a Selling Stockholder proposes to transfer any shares of Common Stock to a Purchaser (other than a Permitted Transferee), then the Selling Stockholder shall give written notice of such proposed transfer to the Management Stockholder (and his or her Transferees) (the “Selling Stockholder’s Notice”) at least ten (10) days prior to the consummation of such proposed transfer, and shall provide notice to all other stockholders of the Company to whom the Majority Stockholders have granted similar “tag-along” rights (such stockholders together with the Management Stockholder and his or her Transferees, the “Other Stockholders”) setting forth the proposed material terms and conditions of such transfer, including the price to be paid per Share in such transaction.

(ii) The Management Stockholder (and his or her Transferees) shall have the right to elect, by delivery of written notice to the Selling Stockholder within five (5) days from delivery of the Selling Stockholder’s Notice (the “Tag-Along Notice”), to sell to the Purchaser a number of Shares equal to the number of Shares owned by the Management Stockholder (and his or her Transferees) multiplied by a fraction, the numerator of which is aggregate number of the Selling Stockholder’s shares of Common Stock proposed to be transferred, and the denominator of which is the aggregate number of shares of Common Stock held by the Selling Stockholder, on the same terms and conditions (including price per share of Common Stock) as the Selling Stockholder.  In the event that the Purchaser does not wish to acquire all of the shares offered by the Selling Stockholders and the Other Stockholders, the number of shares of Common Stock to be purchased by such transferee shall be allocated pro rata among the Majority Stockholders and the Other Stockholders in accordance with the number of shares of Common Stock that each such Person elected to transfer to the transferee.  If any Other Stockholder has not delivered written notice of its intent to participate in a transfer by the end of the tenth (10th) Business Day following delivery of the Tag-Along Notice, such Other Stockholder shall be deemed to have consented to the proposed transfer and elected not to exercise his rights under this Section 4(b) in connection therewith.

(iii) Any transfer of Shares by the Management Stockholder (or his or her Transferees) pursuant to this Section 4(b) shall be at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Selling Stockholders; provided that in order to be entitled to exercise its rights pursuant to this Section 4(b), the Management Stockholder (and his or her Transferees participating such transaction) must agree to make to the proposed Purchaser the same representations, warranties, covenants, indemnities and agreements as are made by the Selling Stockholder in connection with the proposed transfer and agree to substantially the same conditions to the proposed transfer as the Selling Stockholder, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Selling Stockholder, the Management Stockholder (together with his or her Transferees) and any Other Stockholder exercising similar tag-along rights severally and not jointly; provided, that in no event shall such term or condition result in potential liability to the Management Stockholder (or his or her Transferee) in excess of the lesser of (x) the amount received by the Management Stockholder (and his or her Transferees) for such Shares and (y) the pro rata share of any liability for such term or condition based on the proportion of the Management Stockholder’s Shares to be transferred in connection with the transaction as compared to the aggregate number of Shares to be transferred in connection with the transaction.  The Selling Stockholder (and his or her Transferees), and any Other Stockholder who exercises similar rights, shall be responsible for their proportionate share of the costs of the proposed transfer (based on the amount of consideration received) to the extent such costs are incurred for the benefit of all Stockholders and are not paid or reimbursed by the Purchaser or the Company, provided that in no event shall the Management Stockholder’s liability for such expenses exceed the total consideration received by the Stockholder for his Shares, provided, further, that no Management Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transfer of Shares pursuant to this Section 4(b).

(iv) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall not apply to any sale or transfer by a Selling Stockholder of shares of Common Stock unless and until such Selling Stockholder, after giving effect to the proposed transaction, shall have sold or transferred in the aggregate (other than to Permitted Transferees) shares of Common Stock representing 12.5% of its portion of the Initial Sponsor Shares.

(c) Calculation.  In making any calculation under Sections 3, 4 or 5 of this Agreement with respect to Shares owned by the Management Stockholder, all Options that are then vested or which will vest upon such event shall be counted as Shares owned by the Management Stockholder.

5.  Piggyback Registration Rights.

(a) Notice to Management Stockholder.  If Alltel determines that it will file a registration statement under the Securities Act, other than a registration statement on Form S-4 or Form S-8 or any successor form, for an offering which includes shares of Common Stock held by the Majority Stockholders, then Alltel shall give prompt written notice to the Management Stockholder (and his or her Tranferees) that such filing is expected to be made (but in no event less than 30 days nor more than 60 days in advance of filing such registration statement), the jurisdiction or jurisdictions in which such offering is expected to be made, and the underwriter or underwriters (if any) that Alltel (or the person requesting such registration) intends to designate for such offering.  If Alltel, within 15 days after giving such notice, receives a written request for registration of any shares of Common Stock from the Management Stockholder (or his or her Transferees), then Alltel shall include in the same registration statement the number of such shares of Common Stock to be sold by the Management Stockholder (or his or her Transferee) as shall have been specified in his or her request, except that the Management Stockholder (together with his or her Transferees) shall not be permitted to register more than a Pro Rata Portion of his or her shares of Common Stock.  Alltel shall bear all costs of preparing and filing the registration statement, and shall indemnify and hold harmless, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by Alltel at the time of filing of the registration statement, the seller of any shares of Common Stock covered by such registration statement.

Notwithstanding anything herein to the contrary, Alltel may abandon its intention to file a registration statement under this Section 5(a) at any time prior to such filing.

For purposes of Section 5 hereof, “Pro Rata Portion” shall mean a number equal to the product of (x) the total number of Shares owned by the Management Stockholder (and his or her Transferees) and (y) a fraction, the numerator of which shall be the total number of shares of Common Stock offered for sale by the Majority Stockholders and their Permitted Transferees pursuant to the applicable registration, and the denominator of which shall be the total number of shares of Common Stock owned by the Majority Stockholders and their Permitted Transferees. The registration provisions shall also apply, mutatis mutandis, the event of a sale to institutional investors on any organized exchange, if and to the extent that participation by the Management Stockholder (or his or her Transferees) on such exchange is permitted.

(b) Allocation.  If the managing underwriter shall inform the Majority Stockholders in writing that the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the Majority Stockholders, then such registration shall include only such number of shares of Common Stock which Alltel is so advised can be sold in (or during the time of) such offering within such range.  All holders of shares of Common Stock proposing to sell shares of Common Stock in such offering shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of shares of Common Stock as to which registration has been requested by such holders.

(c) Permitted Transfer.  Notwithstanding anything to the contrary contained herein, sales of shares of Common Stock pursuant to a registration statement filed by Alltel may be made without compliance with any other provision of this Agreement.

6. Termination.  Except for Section 5, this Agreement shall terminate with respect to the Shares immediately following the existence of a Public Market for or an SEC-registered public offering of the Common Stock except that (i) the requirements contained in Section 2 hereof shall survive the termination of this Agreement; (ii) the provisions contained in Section 4 hereof shall continue with respect to each Share during such period of time, if any, as the Management Stockholder is precluded from selling such Share pursuant to Rule 144 of the Securities Act; and (iii) the provisions of Section 3(a) hereof shall continue to apply during such period of time as the Majority Stockholders are contractually prohibited by agreement with underwriters from selling shares of Common Stock following a registration to which Section 5(a) applies.  For this purpose, a “Public Market” for the Common Stock shall be deemed to exist if at least 20% of the total outstanding Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

7. Distributions With Respect To Shares.  As used herein, the term “Shares” includes securities of any kind whatsoever distributed with respect to the Common Stock acquired by the Management Stockholder or his or her Transferee pursuant to the Plan or otherwise or any such securities resulting from a stock split or consolidation involving such Common Stock.

8. Amendment; Assignment.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  Except for the Management Stockholder’s right to assign his or her rights under Section 3(a) or Alltel’s right to assign its rights under Section 3(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

9. “Majority Stockholder”.  For purposes of this Agreement, the term “Majority Stockholders” shall mean, collectively or individually, as the context requires, TPG Partners V, L.P. and GS Capital Partners VI, L.P and their Permitted Transferees.

10. Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Management Stockholder, to his most recent address shown on records of Alltel or its Affiliate;

If to Alltel:

Alltel Corporation
One Allied Drive
Little Rock, AR

Attention: General Counsel

with a copy to:

Arthur Kohn
Cleary, Gottlieb, Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

If to the Parent:

Atlantis Holdings LLC.

Attention: General Counsel

with a copy to:

Arthur Kohn
Cleary, Gottlieb, Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

If to a Majority Stockholder, to its most recent address shown on records of Alltel or its affiliate, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

11. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

12. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

13. Binding Effect.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto.  Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

15. Descriptive Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

16. Severability.  If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. Set-Off.  The Management Stockholder hereby agrees that Alltel and any of its Affiliates are authorized to reduce any amount payable to the Management Stockholder by any liquidated amounts due or owing to such entities from the Management Stockholder (or his or her Transferees) hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ATLANTIS HOLDINGS LLC By: /s/ Clive Bode Name: Clive Bode Title: Vice President

ALLTEL CORPORATION By: /s/ Richard N. Massey Name: Richard N. Massey Title: Chief Strategy Officer and General Counsel

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GS CAPITAL PARTNERS VI, L.P.

By: /s/ John E. Bowman
Name: John E. Bowman Title: Managing Director

TPG PARTNERS V, L.P.

By: TPG GenPar V, L.P., its General Partner By: TPG Advisors V, Inc., its General Partner

By: /s/ Clive Bode
Name: Clive Bode Title: Vice President

THE MANAGEMENT STOCKHOLDER

/s/ Scott T. Ford Scott T. Ford

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